UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. )

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STEEL EXCEL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.
 (Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock of Steel Excel Inc., a Delaware corporation (the “Company”) set forth under the caption “Description of the Company’s Capital Stock” in the Company’s Information Statement on Schedule 14C (File No. 000-15071) (the “Information Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2015, is hereby incorporated by reference herein. The description of the Preferred Stock Purchase Rights is contained in Form 8-A12G (File No. 000-15071) filed with the SEC on December 22, 2011, which description is amended by the description contained in the Information Statement and is hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015	STEEL EXCEL INC.

	By:	/s/ Jack L. Howard
Jack L. Howard
Vice Chairman